Exhibit 24



                             POWER OF ATTORNEY


    The undersigned, as an officer and Director of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), does hereby constitute and appoint Stanley
M. Howe, Jack D. Michaels, R. Michael Derry, and A. Mosby Harvey, Jr., and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the registration of shares of the Company's common stock, $1.00 par value, pursuant to the Company's 1994 Members' Stock Purchase Plan and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of May, 1994.

/s/ Stanley M. Howe                          /s/ Jack D. Michaels
Stanley M. Howe                              Jack D. Michaels


/s/ Richard H. Stanley
Richard H. Stanley




(Each of the above Officers and Directors signed an individual copy of the above Power of Attorney.)

                                                                 Exhibit 24


                             POWER OF ATTORNEY


    The undersigned, as a Director of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), does hereby constitute and appoint Stanley M. Howe, Jack D. Michaels, R. Michael Derry, and A. Mosby Harvey, Jr., and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the registration of shares of the Company's common stock, $1.00 par value, pursuant to the Company's 1994 Members' Stock Purchase Plan and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of May, 1994.


/s/ Robert W. Cox                  /s/ W. James Farrell
Robert W. Cox                      W. James Farrell


/s/ Lee Liu                        /s/ Celeste C. Michalski
Lee Liu                            Celeste C. Michalski


/s/ Michael S. Plunkett            /s/ Herman J. Schmidt
Michael S. Plunkett                Herman J. Schmidt


/s/ Jan K. Ver Hagen               /s/ Lorne R. Waxlax
Jan K. Ver Hagen                   Lorne R. Waxlax




(Each of the above Directors signed an individual copy of the above Power of Attorney.)